UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2023

Maquia Capital Acquisition Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-40380	85-4283150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Biscayne Boulevard, Suite 2406

Miami, FL 33132

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (305) 608-1395

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-half of one Redeemable Warrant	MAQCU	The Nasdaq Stock Market LLC

Class A Common Stock, par value $0.0001 per share	MAQC	The Nasdaq Stock Market LLC

Redeemable warrants, each whole warrant exercisable for one share of Class A Common Stock for $11.50 per share	MAQCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Overpayment in the Redemption of the First Extension Redeeming Stockholders and Correction for the Overpayment Amount

On November 4, 2022, Maquia Capital Acquisition Corporation, a Delaware corporation (the “Company”), held a special meeting in lieu of the 2022 annual meeting of stockholders (the “First Extension Meeting”). At the First Extension Meeting, the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to extend the date by which the Company must consummate its initial business combination from November 7, 2022 to May 7, 2023. In connection with the First Extension Meeting, as set forth in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 9, 2022, stockholders holding 13,769,910 shares of Class A common stock (the “Public Shares”) exercised their right to redeem (the “First Extension Redeeming Stockholders”) such shares for a pro rata portion of the funds in the Company’s trust account (“Trust Account”).

On December 16, 2022, an initial redemption payment was made by Continental Stock Transfer & Trust Company (“CST”), as trustee of the Trust Account, to the First Extension Redeeming Stockholders at a rate of $10.41858638 per Public Share to the First Extension Redeeming Stockholders (the “First Redemption Payment”). It was later determined that the Company did not withdraw all of the interest from the Trust Account that it was allowed to withdraw to cover income and franchise taxes and, therefore, the First Redemption Payment should have been $10.40345615 per Public Share. This meant that the First Extension Redeeming Stockholders were overpaid in the amount of $0.01513023 per Public Share (the “Overpayment Amount”).

The First Extension Redeeming Stockholders are in the process of being notified of this situation and are being instructed to return the Overpayment Amount to CST. Anyone with questions about the contents of this report, can reach out to CST at spacredemptions@continentalstock.com.

Second Extension Stockholder Meeting and Per Share Redemption to be Paid to Second Extension Redeeming Stockholders

On May 5, 2023, the Company held another special meeting of stockholders (the “Second Extension Meeting”). At the Second Extension Meeting, the Company’s stockholders approved a second amendment to the Company’s Amended and Restated Certificate of Incorporation to extend the date by which the Company must consummate its initial business combination from May 7, 2023 to February 7, 2024 (or such earlier date as determined by the Company’s board of directors). In connection with the Second Extension Meeting, stockholders holding 2,449,091 Public Shares properly exercised their right to redeem (the “Second Extension Redeeming Stockholders”) such shares for a pro rata portion of the funds in the Company’s Trust Account.

After taking into account an adjustment to the balance in the Trust Account for the Overpayment Amount as described above and an additional tax withdrawal from the Trust Account for taxes payable since the First Extension Meeting, the per share redemption payment to be paid to the Second Extension Redeeming Stockholders will be $10.83587186 per Public Share properly submitted for redemption (the “Second Redemption Payment”). This Second Redemption Payment is approximately $0.07412814 less than the previously disclosed estimated $10.91 redemption payment that was estimated to be made in connection with the Second Extension Meeting as set forth in the Company’s Current Report on Form 8-K filed with the SEC on April 26, 2023. This difference between the amount of $10.91 estimated as of April 26, 2023 and the final Second Redemption Payment of $10.83587186 is, as noted above, due to both adjusting for the previously mentioned Overpayment Amount and withdrawing an additional amount from the Trust Account to cover income and franchise taxes incurred by the Company between the First Extension Meeting and the Second Extension Meeting. CST is in the process of making the Second Redemption Payment to the Second Extension Redeeming Stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 7, 2023	Maquia Capital Acquisition Corporation

	By:	/s/ Jeronimo Peralta
		Name:	Jeronimo Peralta
		Title:	Chief Financial Officer

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